UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2014

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On April 23, 2014, Senior Housing Properties Trust, or the Company, agreed to sell $400,000,000 aggregate principal amount of its 3.25% Senior Notes due 2019, or the 2019 Notes, and $250,000,000 aggregate principal amount of its 4.75% Senior Notes due 2024, or the 2024 Notes, and together with the 2019 Notes, the Notes, in an underwritten public offering.  The Notes are expected to be issued on or about April 28, 2014, and each series of Notes will be issued under a separate supplemental indenture to the Company’s indenture dated December 20, 2001.  Each series of Notes will be senior unsecured obligations of the Company and will have substantially the same covenants as the most recent series of the Company’s senior unsecured notes issued under that indenture.

The Company intends to use the aggregate estimated $644.5 million of net proceeds after expenses of this offering for general business purposes, including funding, in part, the Company’s previously announced pending acquisition of a property consisting of two biotech medical office buildings located in Boston, Massachusetts or other possible future acquisitions of properties, and may use a portion of the net proceeds to repay all or a portion of two mortgage notes due in June 2014 secured by two of the Company’s properties, having an aggregate outstanding principal amount of approximately $35.9 million.  Pending such application, the Company may invest the net proceeds in short term investments, some or all of which may not be investment grade rated.

A prospectus supplement relating to the Notes will be filed with the Securities and Exchange Commission, or the SEC.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The brief descriptions of the covenants applicable to the Notes and related definitions are qualified in their entirety by reference to such covenants and definitions as they appear in the supplemental indentures for the Notes, the forms of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, or in the related indenture, a copy of which is filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3, File No. 333-76588, filed with the SEC, each of which is incorporated herein by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL. FOR EXAMPLE:

•                                          THIS REPORT STATES THAT THE COMPANY EXPECTS TO ISSUE AND DELIVER THE NOTES ON OR ABOUT APRIL 28, 2014. IN FACT, THE ISSUANCE AND DELIVERY OF THESE NOTES IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES. IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THIS OFFERING MAY NOT CLOSE.

•                                         THIS REPORT STATES THAT THE COMPANY HAS PENDING THE ACQUISITION OF A PROPERTY CONSISTING OF TWO BIOTECH MEDICAL OFFICE BUILDINGS IN BOSTON, MASSACHUSETTS. THE PURCHASE AGREEMENT FOR THIS ACQUISITION CONTAINS VARIOUS CLOSING CONDITIONS AND THE CLOSING OF THE ACQUISITION COULD BE DELAYED OR MAY NOT OCCUR AT ALL.

•                                         THIS REPORT STATES THAT THE COMPANY MAY USE A PORTION OF THE NET PROCEEDS OF THE OFFERING FOR GENERAL BUSINESS PURPOSES THAT INCLUDE FUNDING, IN PART, AN ACQUISITION AND THAT MAY ALSO INCLUDE THE REPAYMENT OF CERTAIN MORTGAGE NOTES.  SUCH APPLICATION IS DEPENDENT ON THE CLOSING OF THIS OFFERING AND MAY NOT OCCUR.

FOR THESE REASONS, AMONG OTHERS, YOU SHOULD NOT PLACE UNDUE RELIANCE UPON THE COMPANY’S FORWARD LOOKING STATEMENTS.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

1.1

Underwriting Agreement dated as of April 23, 2014, between Senior Housing Properties Trust and the underwriters named therein, pertaining to $400,000,000 in aggregate principal amount of 3.25% Senior Notes due 2019 and $250,000,000 in aggregate principal amount of 4.75% Senior Notes due 2024.

4.1	Form of Supplemental Indenture No. 8 between Senior Housing Properties Trust and U.S. Bank National Association, including the form of 3.25% Senior Notes due 2019.

4.2	Form of Supplemental Indenture No. 9 between Senior Housing Properties Trust and U.S. Bank National Association, including the form of 4.75% Senior Notes due 2024.

5.1	Opinion of Sullivan & Worcester LLP.

5.2	Opinion of Venable LLP.

8.1	Opinion of Sullivan & Worcester LLP re: tax matters.

23.1	Consent of Sullivan & Worcester LLP (contained in Exhibits 5.1 and 8.1).

23.2	Consent of Venable LLP (contained in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer

Date: April 24, 2014